EXHIBIT 1

CERTIFICATION OF QUARTERLY REPORT

ON FORM 6-K
FOR THE QUARTER ENDED DECEMBER 31, 2003

The undersigned are the President and Chief Executive Officer and the Vice President, Finance and the Chief Financial Officer of Meridian Gold, Inc. (the “Company”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 6-K of the Company, for the year ended December 31, 2003.

We certify that such Quarterly Report on Form 6-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 6-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

      This Certification is executed as of February 26, 2004.

/s/ BRIAN J. KENNEDY

Brian J. Kennedy
President and Chief Executive Officer

/s/ PETER C. DOUGHERTY

Peter C. Dougherty
Vice President, Finance and Chief Financial Officer